Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218 FILE NO: 26333.000176

September 16, 2014

Owens & Minor, Inc.

Owens & Minor Distribution, Inc.

Owens & Minor Medical, Inc.

9120 Lockwood Blvd.

Mechanicsville, Virginia 23116

Owens & Minor, Inc.

Legality of Securities to be Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Owens & Minor, Inc., a Virginia corporation (the “Company”), Owens & Minor Distribution, Inc., a Virginia corporation and a wholly-owned subsidiary of the Company (“O&M Distribution”), and Owens & Minor Medical, Inc., a Virginia corporation and a wholly-owned subsidiary of the Company (“O&M Medical” and, together with O&M Distribution, the “Guarantors”), in connection with (1) the registration of an indeterminate amount of debt securities of the Company (the “Debt Securities”) and guarantees of the Debt Securities by the Guarantors, as set forth in the Registration Statement on Form S-3 (Registration Statement No. 333-198635) filed by the Company and the Guarantors on September 8, 2014 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and (2) the Company’s offering and sale of $275,000,000 aggregate principal amount of its 3.875% Notes due 2021 and $275,000,000 aggregate principal amount of its 4.375% Notes due 2024 (collectively, the “Notes”). The Company’s obligations under the Notes, including the payment of principal, premium, if any, and interest with respect to the Notes, are unconditionally guaranteed (the “Guarantees” and, collectively with the Notes, the “Securities”) by the Guarantors, each of which is a wholly-owned subsidiary of the Company.

The Securities were offered and sold as described in the prospectus, dated September 8, 2014, contained in the Registration Statement, and the preliminary prospectus supplement and final prospectus supplement thereto, dated September 11, 2014 (collectively, the “Prospectus”).

The Securities have been issued pursuant to an Indenture, dated as of September 16, 2014, as supplemented by the First Supplemental Indenture, dated as of September 16, 2014 (the

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES

McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON

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Owens & Minor, Inc.

Owens & Minor Distribution, Inc.

Owens & Minor Medical, Inc.

September 16, 2014

“Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or reproductions or certified copies of such records of the Company and the Guarantors, certificates of officers of the Company and the Guarantors and of public officials and such other documents as we have deemed relevant and necessary for the purpose of rendering this opinion, including, among other things:

(i)	the Amended and Restated Articles of Incorporation of the Company;

(ii)	the Amended and Restated Bylaws of the Company;

(iii)	the Articles of Incorporation of O&M Distribution;

(iv)	the Bylaws of O&M Distribution;

(v)	the Articles of Incorporation of O&M Medical, as amended;

(vi)	the Bylaws of O&M Medical;

(vii)	the resolutions of the Board of Directors of the Company authorizing the registration and issuance and sale of the Notes;

(viii)	the resolutions of the Board of Directors of each of the Guarantors authorizing the registration and the issuance and sale of the Guarantees;

(ix)	the resolutions of the Pricing Committee of the Board of Directors of the Company authorizing the terms of the Notes;

(x)	the Registration Statement, the Prospectus contained therein and the documents incorporated therein by reference;

(xi)	an executed copy of the Indenture, including the Guarantee set forth therein; and

(xii)	executed copies of the Securities.

Owens & Minor, Inc.

Owens & Minor Distribution, Inc.

Owens & Minor Medical, Inc.

September 16, 2014

For purposes of the opinions expressed below, we have assumed: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals of such documents; (iii) the legal capacity of natural persons; (iv) the genuineness of all signatures; and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution and delivery of documents by the Company and the Guarantors and the validity, binding effect and enforceability thereof upon the Company and the Guarantors).

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the State of New York.

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to issue the Notes in accordance with and subject to their terms and the terms of the Indenture.

2. Each of the Guarantors is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to issue the Guarantees in accordance with and subject to their terms and the terms of the Indenture.

3. The Notes have been legally issued and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4. The Guarantees have been legally issued and constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture.

The opinions set forth above are subject to the qualification that the validity and enforcement of the Company’s obligations under the Indenture and the Notes and the Guarantors’ obligations under the Guarantees may be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether

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September 16, 2014

considered in a proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance and any implied covenant of good faith and fair dealing. Further, we call your attention to Senior Transeastern Lenders v. Official Comm. Of Unsecured Creditors (In re TOUSA, Inc., et al.), No. 11-11071, 2012 BL 119036 (11th Cir. May 15, 2012), and note that the validity and enforcement of the Guarantors’ obligations under the Guarantees may be subject to the holding in that case.

We hereby consent to (i) the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof, (ii) the incorporation by reference of this opinion in the Registration Statement and (iii) the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton & Williams LLP